Exhibit 10.1

CERTAIN INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY "[***]," HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Dr. Dennis E. Hruby

[***]

Dear Dr. Hruby:

This letter sets forth a proposal for the amendment of your employment agreement with SIGA Technologies, Inc., dated as of January 22, 2007, as amended on April 12, 2016, and further amended on December 10, 2020 (as amended, modified, or supplemented, the “Original Employment Agreement”).

1.	We hereby propose to amend the Original Employment Agreement by amending, restating, and replacing Section 2(b) with the following:

“(b) Performance of Duties. Throughout Executive’s employment with the Company, Executive shall faithfully and diligently perform Executive’s duties in conformity with the lawful directions of the Company and serve the Company to the best of Executive’s ability. Executive shall devote Executive’s full business time and best efforts to the business and affairs of the Company. In Executive’s capacity as the Executive Vice President and Chief Scientific Officer of the Company, Executive shall have such duties and responsibilities as Executive may be assigned by the Board of Directors or Chief Executive Officer not inconsistent with Executive’s position as Executive Vice President and Chief Scientific Officer. Executive may perform Executive’s duties remotely from the State of Oregon, subject to reasonable travel requirements and so long as working remotely from the State of Oregon does not interfere with Executive’s duties or responsibilities under this Agreement; provided that, if Executive (i) relocates his residence to a jurisdiction outside of Oregon or (ii) performs work for the Company outside of Oregon other than for brief periods due to vacation or travel, Executive agrees to provide written notice to the Company prior to such circumstances described in (i) or (ii) arising, and the Company may, in its sole discretion, allow Executive to work for the Company in such jurisdiction outside of the State of Oregon under this Agreement.”

If you agree to the foregoing, please sign where indicated below and return the signed copy to me. Otherwise, the Original Employment Agreement will continue in full force and effect, without amendment.

Sincerely,

SIGA TECHNOLOGIES, INC.

/s/ Phillip L. Gomez, Ph.D.

Name: Dr. Phillip L. Gomez, Ph.D.

Title: Chief Executive Officer

AGREED AND ACCEPTED

/s/ Dennis E. Hruby        .

Dr. Dennis E. Hruby

Date: June 7, 2023